Exhibit 1

NOTICE AND WAIVER OF PIGGYBACK REGISTRATION RIGHTS

Effective as of May 10, 2012, the undersigned entities (collectively, “MHR Group”), being shareholders of Lions Gate Entertainment Corp, a corporation organized under the laws of the Province of British Columbia (the “Company”), agree as follows:

1.        The Company and Lions Gate Entertainment Inc. have filed a Registration Statement on Form S-3, (the “Registration Statement”) for the offer and resale of (i) $45,000,000 principal aggregate amount of 4.00% Convertible Senior Subordinated Notes due 2017 (the “Notes”) together with the related guarantee on the Notes, (ii) up to 4,285,714 common shares issuable upon conversion of such Notes and (iii) 5,837,781 common shares issued in connection with the acquisition of Summit Entertainment, LLC, by the selling securityholders identified in the prospectus included in the Registration Statement (the “Secondary Offering”).

2.        MHR Group and the Company are party to that certain registration rights agreement, dated as of October 22, 2009 (the “Registration Rights Agreement”). Capitalized terms used but not defined in this notice and waiver (the “Waiver”) shall have the meanings ascribed thereto in the Registration Rights Agreement.

3.        MHR Group understands that pursuant to Section 3.1 of the Registration Rights Agreement, it is entitled to notice (the “Registration Notice”) of the Secondary Offering.

4.        MHR Group understands that, pursuant to Section 3.1 of the Registration Rights Agreement, MHR Group has the right to request that the Company use its reasonable efforts to include in the Secondary Offering any Registrable Securities requested by MHR Group (the “Piggyback Registration Right”).

5.        MHR Group hereby waives the right to the Registration Notice and waives the Piggyback Registration Right only with respect to the Secondary Offering.

6.        Except as expressly set forth herein, the Registration Rights Agreement is unmodified and remains in full force and effect and the execution of this letter agreement by the MHR Group does not and shall not constitute a waiver of any other rights or remedies to which the MHR Group is entitled pursuant to the Registration Rights Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each MHR Group member has executed this Waiver with the intent and agreement that the same shall be effective as of the date first written above.

MHR CAPITAL PARTNERS MASTER ACCOUNT LP
MHR CAPITAL PARTNERS (100) LP

By: MHR Advisors LLC
Its: General Partner

By:	/s/ Mark H. Rachesky
Name: Mark H. Rachesky
Title: President
Date: May 10, 2012

MHR INSTITUTIONAL PARTNERS II LP
MHR INSTITUTIONAL PARTNERS IIA LP

By: MHR Institutional Advisors II LLC
Its: General Partner

By:	/s/ Mark H. Rachesky
Name: Mark H. Rachesky
Title: President
Date: May 10, 2012

MHR INSTITUTIONAL PARTNERS III LP

By: MHR Institutional Advisors III LLC Its: General Partner

By:	/s/ Mark H. Rachesky
Name: Mark H. Rachesky
Title: President
Date: May 10, 2012

MHR FUND MANAGEMENT LLC

By:	/s/ Mark H. Rachesky
Name: Mark H. Rachesky
Title: Managing Principal
Date: May 10, 2012

MARK H. RACHESKY, M.D.

By:	/s/ Mark H. Rachesky
Date: May 10, 2012